Exhibit 99.01

FOR IMMEDIATE RELEASE

Contacts:

ESG Re Limited

Alice Russell
Investor Relations
Tel: +353 86 819 2945
e-mail: alice.russell@esre.ie

INFORMATION FOR SHAREHOLDERS RELATED TO DELISTING OF SHARES

HAMILTON, BERMUDA, February 24, 2003 – ESG Re Limited (Pink Sheets: ESREF.PK) is making the following information available with respect to the recent decision of the Nasdaq Listing Qualification Panel delisting the Company’s securities:

(1) The Company has filed an appeal of the decision of the Panel with the Nasdaq Listing and Hearing Review Council.  However, the filing of the appeal does not stay the delisting.  There is no time period during which the Council must render its decision.

(2) The Company’s securities are being quoted through the Pink Sheets stock quotation service.  We were advised by Pink Sheets that Carr Securities Corp., Port Washington, NY, and Morgan Keegan & Co., Inc., Birmingham, AL, are making a market in our securities at this time.

(3) The Bermuda Monetary Authority (the “BMA”) must give specific permission for all issues and transfers of securities of Bermuda companies involving persons who are not resident of Bermuda, unless the company’s securities are listed on an Appointed Stock Exchange as defined in the Companies Act 1981.  As long as ESG’s securities were traded on Nasdaq, we held an exemption from this provision.  With the delisting, we no longer have this exemption and all transfers of shares involving certain holders of our securities must be approved by the BMA before they can be entered into the Company’s stock register.  This procedure only applies to share transfers involving shareholders who hold shares in their own name on the share register of the Company (a “record holder”).  Shareholders who hold through nominees, brokers, or banks, which in turn have accounts through other nominees such as CEDE The Depository Trust Company are not affected by this review and permission procedure unless one of the parties to the transfer will become a record holder on the Company’s share register or the number of shares held by an existing record holder is increased or decreased by the transfer.  Although we understand that very few applications are denied, the BMA has complete discretion to grant or withhold permission for transfer and is not required to disclose the reason for a declination.  The BMA will look at each transfer request for indications of fraudulent or illegal activity such as money laundering as well as other irregularities.  Our transfer agent, Bank of New York, has been instructed to notify the Company immediately of any request for transfers involving record holders and hold the transfer until notified of the BMA’s approval.  We must provide the names and addresses of both the transferor and transferee and number of shares to be transferred to the BMA in writing and wait for permission to be granted before a new stock certificate can be issued or new book entry position effected.  Since this information is normally received as part of the transfer request, we will pass this information along to the BMA as soon as possible.  The pre-approval process will cause a delay in a share transfer but, if BMA grants approval, we expect this additional step to add no more than a few days delay to the certificate transfer process.  Any transfer involving more than five percent of the outstanding shares requires additional information, including a sworn Personal Declaration and a compliance questionnaire.  Should a transfer of this size be presented, we will get in touch with the transferring parties to gather the additional information.

A Current Report on Form 8-K will be filed as soon as practicable regarding this press release.

ESG Re Ltd provides medical, personal accident, credit life, disability and special risks re-insurance to insurers and selected re-insurers on a worldwide basis. The company distinguishes itself from its competition by offering re-insurance products and services that help its ceding clients to manage their risks more effectively. ESG provides solutions to specific underwriting problems, actuarial support, product design and loss prevention.

ESG is building on its reinsurance expertise by developing its direct marketing business.  ESG will deliver innovative business opportunities and client focused solutions to its affinity partners using distribution methods such as direct mail, telemarketing and bancassurance.